                                                                      EXHIBIT 11

                     INFORMATION RESOURCE ENGINEERING, INC.
                                AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS




                                                                  Three Months Ended             Nine Months Ended
                                                                     September 30,                 September 30,
                                                              ---------------------------------------------------------
                                                                 1996          1997            1996           1997
                                                                 ----          ----            ----           ----
Primary
--------
Net loss                                                    $(1,586,207) $  (789,113)    $(2,735,396)   $(3,131,261)
                                                             ==========   ==========      ==========     ==========

Average number of common shares outstanding                   5,434,616    5,462,528       5,254,445      5,461,239
Dilutive effect of stock options and warrants                     --           --              --             --
                                                             ----------   ----------      ----------     ----------
Weighted average number of common shares outstanding          5,434,616    5,462,528       5,254,445      5,461,239
                                                             ==========   ==========      ==========      =========
Loss per common share                                        $     (.29)  $     (.14)     $     (.52)   $      (.57)
                                                             ==========   ==========       =========      =========

Assuming full dilution
----------------------
Net loss                                                    $(1,586,207)  $ (789,113)    $(2,735,396)   $(3,131,261)
                                                             ==========    =========       =========      =========
Weighted average number of common shares outstanding          5,434,616    5,462,528       5,254,445      5,461,239
Additional dilutive effect of stock options and warrants          --           --              --             --
                                                            -----------   ----------      ----------    -----------
Weighted average number of common shares outstanding          5,434,616    5,462,528       5,254,445      5,461,239
                                                            ===========   ==========      ==========    ===========
Loss per common share assuming full dilution                $      (.29)  $     (.14)     $     (.52)   $      (.57)
                                                            ===========   ==========      ==========    ===========